FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549


                               Current Report

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  September 14, 1999


                               Motorola, Inc.
            (Exact name of registrant as specified in its charter)


                                  Delaware
               (State or other jurisdiction of incorporation)


              1-7221                              36-1115800
        (Commission File Number)     (I.R.S. Employer Identification No.)



                1303 East Algonquin Road, Schaumburg, Illinois
                  (Address of principal executive offices)



     Registrant's telephone number, including area code:  (847) 576-5000



                               Not applicable
         (Former name or former address, if changed since last report.)



Item 5.  Other Events.

ANNOUNCEMENT OF DEFINITIVE AGREEMENT FOR THE MERGER OF GENERAL
INSTRUMENTS CORPORATION WITH MOTOROLA, INC.

On September 14, 1999, Motorola, Inc. entered into a definitive agreement for the merger of General Instrument Corporation with and into Motorola. The merger agreement, which is subject to customary regulatory and stockholder approvals, provides that each share of General Instrument would be exchanged for 0.575 shares of Motorola. In connection with the merger, Motorola entered into an agreement with Liberty Media Corporation, beneficial owner of approximately 20% of General Instrument's common stock, under which Liberty has agreed to vote in favor of the transaction.


Item 7.  Financial Statements and Exhibits.

The following are filed as Exhibits to this Report.

Exhibit 2.1 Agreement and Plan of Merger among General Instrument Corporation, Motorola, Inc. and Lucerne Acquisition Corp. dated as of September 14, 1999.

Exhibit 99.1 Voting Agreement among Liberty Media Corporation, Motorola, Inc. and General Instrument Corporation dated as of September 14, 1999.

Exhibit 99.2 Motorola Press Release dated September 15, 1999 announcing the merger.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               MOTOROLA, INC.



Dated:    September 15, 1999              By:  /s/ Carl F. Koenemann
                                               Carl F. Keonemann
                                               Executive Vice President and
                                               Chief Financial Officer